UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

SeaBright Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600

Seattle, Washington 98101

(Address of Principal executive offices, including Zip Code)

206-269-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 5, 2012, SeaBright Holdings, Inc. (the “Company”) entered into a memorandum of understanding regarding the settlement of two class action lawsuits that were filed on behalf of the Company’s stockholders following the announcement of the merger agreement, dated as of August 27, 2012, among Enstar Group Limited (“Enstar”), AML Acquisition, Corp. (“Merger Sub”), an indirect wholly owned subsidiary of Enstar, and the Company.

As previously disclosed in the definitive proxy statement filed with the Securities and Exchange Commission on October 16, 2012 (the “Proxy Statement”), on September 13, 2012, a purported stockholder in the Company, Mitchell Daks, filed a lawsuit (the “Daks Action”) in the Superior Court of the State of Washington in and for the County of King against the Company, the members of the Company’s board of directors, and Merger Sub. On October 5, 2012, the plaintiff filed an amended complaint, along with a motion to expedite discovery and for a briefing and hearing schedule on the plaintiff’s anticipated motion for a temporary injunction. The amended complaint, which purports to be brought as a class action on behalf of all of the Company’s stockholders (except the defendants and their affiliates), alleges, among other things, that (1) the members of the board of directors breached their fiduciary duties to stockholders by failing to take steps to maximize the value of the Company, failing to properly value the Company, and ignoring or failing to protect against conflicts of interest, (2) the members of the board of directors also breached their fiduciary duties to stockholders by making materially inadequate disclosures and material disclosure omissions with regard to the merger, and (3) the Company and Merger Sub aided and abetted these alleged breaches of fiduciary duties by the Company’s directors. The amended complaint seeks to enjoin consummation of the merger, or, in the event the merger is completed, seeks to rescind the merger or recover money damages on behalf of the Company’s stockholders caused by the alleged breaches of fiduciary duties. On October 26, 2012, a Court Commissioner set November 14, 2012 as the date the Honorable Theresa B. Doyle would hear plaintiff’s request for a preliminary injunction. On November 1, 2012, Judge Doyle denied plaintiff’s motion to expedite discovery and for a briefing and hearing schedule on the plaintiff’s anticipated motion for a preliminary injunction.

As also previously disclosed in Proxy Statement, on September 20, 2012, a purported stockholder in the Company, Craig Lochner, filed a lawsuit (the “Lochner Action”) in the Court of Chancery for the State of Delaware against the Company, the members of the Company’s board of directors, Enstar and Merger Sub. The complaint, which purports to be brought as a class action on behalf of all of the Company’s stockholders (except the defendants and their affiliates, immediate families, legal representatives, heirs, successors or assigns and any entity in which defendants have or had a controlling interest), alleges, among other things, that (1) the members of the board of directors violated their fiduciary duties because they failed to take steps to maximize the value of the Company to its public stockholders and took steps to avoid competitive bidding and they failed to properly value the Company, and (2) the Company, Enstar and Merger Sub aided and abetted these alleged breaches of fiduciary duties by the Company’s directors. The complaint seeks to enjoin the consummation of the merger, or in the event the merger is completed, seeks to rescind the merger or recover money damages on behalf of the Company’s stockholders caused by the alleged breaches of fiduciary duties. On September 26, 2012, the Company and the director defendants filed an answer to the complaint and a motion for judgment on the pleadings.

The Company and the board of directors believe that the claims in the Daks Action and the Lochner Action are without merit. Nevertheless, in order to avoid the potential cost and distraction of continued litigation and to eliminate any risk of any delay to the closing of the merger posed by the lawsuits, the Company and other defendants have agreed in principle to settle the Daks Action and the Lochner Action, without admitting any liability or wrongdoing. Such settlement is subject to execution and delivery of definitive documentation, the closing of the merger, approval by the Washington court of the settlement and the Delaware court approved dismissal of the Lochner Action. If the settlement becomes effective, the Daks Action will be dismissed with prejudice and the Lochner Action, if it remains pending at the time the settlement is approved by the Washington court, will be dismissed.

Pursuant to the terms of the settlement, the Company has agreed to make available additional information, including financial information, to its stockholders. Such additional information is contained below in this Current Report on Form 8-K and should be read in conjunction with the Proxy Statement. The details of the settlement will be set forth in a notice to be sent to the Company’s stockholders prior to a hearing before the court to consider the settlement.

The settlement will not affect the merger consideration to be paid to stockholders of the Company in connection with the proposed merger between the Company and Merger Sub or the timing of the special meeting of stockholders of the Company scheduled for Monday, November 19, 2012, beginning at 9:00 a.m. Central time in the 28th Floor Conference Center at 161 N. Clark Street, Chicago, IL 60601 to vote upon a proposal to approve the merger agreement.

* * *

The information set forth below supplements the Proxy Statement and should be read in conjunction with the Proxy Statement. All page references in the information set forth below refer to those contained in the Proxy Statement, and terms used below shall have the meanings set forth in the Proxy Statement (unless otherwise defined below).

Background of the Merger (pages 24-35)

The following information supplements the information provided in the section “Background of the Merger” beginning on page 24 of the Proxy Statement.

The board of directors and representatives of Goldman Sachs worked together from April through July, 2011, to identify any potential bidders that could possibly have an interest in acquiring the Company and would also have the financial ability to consummate a transaction. Of the parties identified to initially contact, one was a financial bidder and the other 15 were strategic bidders.

Bidder B did not explain why it felt that its verbal bid on July 7, 2011 was sufficient.

Bidder C had not re-entered the process prior to submitting its revised offer to the Company on August 22, 2011, after having withdrawn on June 20, 2011.

Of the 18 bidders ultimately contacted by representatives of Goldman Sachs and Sandler O’Neill from February through June 2012, Enstar and Bidder I were financial bidders while the remaining 16 were strategic bidders.

Late February, 2012, was the first time the Company was contacted by Enstar regarding a transaction.

Sandler O’Neill was chosen to serve as co-advisor because of its familiarity with the Company and the ongoing process, and because it is a nationally recognized investment banking firm whose principal business specialty is financial institutions.

Representatives of Sandler O’Neill also participated in the call on April 13, 2012 with members of the Strategic Alternatives Committee and representatives of Goldman Sachs.

Sandler O’Neill has not provided any services to Enstar or its affiliates over the past two years.

* * *

Opinion of Our Financial Advisor (pages 40-47)

Analysis of Selected Public Companies (page 44)

The following information replaces the table on page 44 of the Proxy Statement and the related introductory paragraph to add the described financial and market data for each of the identified companies in addition to the high, mean, median and low financial and market data for the identified companies as a group, which was included in the Proxy Statement.

The analysis compared publicly available financial information for SeaBright and the high, mean, median and low financial and market data for the selected companies as of or for the twelve-month period ended June 30, 2012. For each of the selected companies, Sandler O’Neill reviewed the following multiples and financial metrics: (i) market price per share to last twelve months operating earnings per share, (ii) market price per share to 2012 estimated earnings per share, (iii) market price per share to 2013 estimated earnings per share, (iv) 2012 estimated return on average equity, (v) market price per share to book value per share, (vi) market price per share to book value per share excluding accumulated other comprehensive income, (vii) market price per share to tangible book value per share, (vii) total debt to total capitalization and (viii) annual dividend per share to market price per share. The table below sets forth the data based on market data as of August 22, 2012.

	Price/ Last Twelve Months Operating Earnings Per Share(1)	Price/2012 Estimated Earnings Per Share (2)	Price/ 2013 Estimated Earnings Per Share(2)	2012 Estimated Return on Average Equity(3)	Price/ Book Value Per Share(4)	Price/ Book Value Per Share (ex- Accumulated Other Comprehensive Income)	Price/ Tangible Book Value Per Share(4)	Debt/ Total Capital(5)	Dividend Yield
SeaBright	NM	NM	23.1x	1.7%	0.53x	0.56x	0.53x	3.3%	2.4%
Selective Insurance Group, Inc.	NM	18.7x	11.6x	5.2%	0.91x	0.96x	0.91x	22.1%	2.9%
Tower Group, Inc.	NM	12.8x	6.7x	5.8%	0.70x	076x	1.08x	29.5%	4.0%
United Fire Group Inc.	13.7x	10.7x	11.3x	8.5%	0.78x	0.90x	0.81x	5.8%	2.7%
Employers Holdings, Inc.(6)	NM	NM	31.5x	0.8%	0.72x	0.85x	0.76x	13.2%	1.3%
AMERISAFE, Inc.	21.4x	18.1x	13.8x	7.2%	1.27x	1.28x	1.27x	3.4%	0.0%
Meadowbrook Insurance Group, Inc.	21.8x	14.8x	7.1x	4.8%	0.64x	0.74x	0.88x	19.8%	2.7%
Baldwin & Lyons, Inc.(7)	19.2x	12.3x	18.2x	9.2%	1.02x	1.12x	1.02x	2.9%	4.4%
EMC Insurance Group Inc.	NM	13.9x	13.0x	5.4%	0.67x	0.74x	0.67x	6.3%	4.1%
Hallmark Financial Services, Inc.	NM	NM	10.6x	0.0%	0.73x	0.75x	1.09x	21.4%	0.0%
Eastern Insurance Holdings, Inc.	17.9x	16.6x	15.4x	6.1%	1.03x	1.05x	1.17x	0.0%	1.6%

High	21.8x	18.7x	31.5x	9.2%	1.27x	1.28x	1.27x	29.5%	4.4%
Mean(6)(7)	18.8x	14.7x	13.9x	5.3%	0.85x	0.92x	0.97x	12.4%	2.4%
Median(6)(7)	19.2x	14.4x	12.3x	5.6%	0.76x	0.87x	0.97x	9.7%	2.7%
Low	13.7x	10.7x	6.7x	0.0%	0.64x	0.74x	0.67x	0.0%	0.0%

(1)	Last twelve months operating earnings per share calculated based on last twelve months reported net income per share less realized gains/losses and extraordinary gains net of taxes at an assumed tax rate of 35%.
(2)	Earnings per share estimates for calendar years 2012 and 2013 are from First Call as of August 22, 2012.
(3)	Average equity is calculated based on shareholders’ equity as of December 31, 2011 (excluding accumulated other comprehensive income) and estimated shareholders’ equity as of December 31, 2012 (excluding accumulated other comprehensive income) calculated based on June 30, 2012 shareholders’ equity, 2012 estimated earnings per share, reported earnings per share for the six months ending June 30, 2012, diluted shares outstanding and dividends per share as of the most recent reporting period.
(4)	Book value per share and tangible book value per share includes accumulated other comprehensive income.
(5)	Calculated as the sum of total debt and preferred equity divided by the sum of total debt, common equity and preferred equity.
(6)	Metrics for Employers Holdings, Inc. calculated based on total equity including deferred reinsurance gain from the Loss Portfolio Transfer Agreement which we refer to as the “LPT Agreement.” Last twelve months operating earnings per share calculated based on diluted earnings per common share before the LPT Agreement.
(7)	Shares outstanding for Baldwin & Lyons, Inc. calculated as 12,225,825 Class A voting shares outstanding and 2,623,109 nonvoting Class B shares outstanding.

Note: Values that are negative or above 32.0x are considered to be NM and are not included in the calculation of the high, mean, median and low values.

Sources: FactSet and company filings.

* * *

Analysis of Selected Merger Transactions (page 45)

The following information replaces the table on page 45 of the Proxy Statement to add the described data for each of the identified companies in addition to the high, mean, median and low data for the identified companies as a group, which was included in the Proxy Statement.

	Purchase Price Per Share/ Estimated Earnings Per Share(1)	Transaction Equity Value/ Book Value	Transaction Equity Value/Book Value (ex-Accumulated Other Comprehensive Income)	Transaction Equity Value/ Tangible Book Value	Purchase Price Per Share/ Last Close	Purchase Price Per Share/ 1-Week Prior	Purchase Price Per Share/ 1-Month Prior
Enstar/ SeaBright(2)	23.1x	0.71x	0.75x	0.72x	33.4%	35.7%	30.7%
ACE /Penn Millers	NA	1.17x	1.20x	1.17x	25.8%	24.2%	35.1%
United Fire/ Mercer	13.6x	1.06x	1.21x	1.09x	49.8%	49.2%	54.0%
Fairfax/First Mercury(1)	23.6x	0.98x	1.08x	1.22x	45.2%	51.7%	67.3%
Prosight/NYMAGIC(1)	17.0x	1.04x	0.94x	1.04x	23.5%	28.1%	16.7%
Old Republic/PMA	8.5x	0.55x	0.54x	0.59x	16.2%	4.8%	0.3%
Tower/SUAI	27.4x	0.78x	0.77x	0.85x	69.7%	86.7%	89.3%

High	27.4x	1.17x	1.21x	1.22x	69.7%	86.7%	89.3%
Mean	18.0x	0.93x	0.96x	0.99x	38.4%	40.8%	43.8%
Median	17.0x	1.01x	1.01x	1.07x	35.5%	38.6%	44.5%
Low	8.5x	0.55x	0.54x	0.59x	16.2%	4.8%	0.3%

(1)	First Call mean consensus estimate for earnings per share for the full calendar year following the announcement, as reported on the day prior to announcement. Estimated earnings per share of SeaBright is based on SeaBright internal financial projections. Estimated earnings per share of First Mercury Financial Corporation is based on First Call mean estimate as of November 1, 2010. Estimated earnings per share of New York Marine and General Insurance Company is based on estimated calendar year 2011 net operating income as disclosed in the definitive merger proxy statement.
(2)	Calculated as of August 22, 2012.

Sources: SNL Financial and Company Filings.

* * *

The following information replaces the section “Analysis of Present Value” on page 46 of the Proxy Statement to include the underlined text appearing below.

Analysis of Present Value (page 46)

Sandler O’Neill performed an illustrative present value analysis to calculate a range of implied present values per share of SeaBright common stock based on the internal projections of cash flows available to SeaBright’s stockholders prepared by SeaBright management which included projections for calendar years 2012 through 2014.

Sandler O’Neill calculated the present values per share using (1) discount rates ranging from 11% to 15%, (2) forecast quarterly dividends of $0.05 per share and (3) illustrative terminal values per share based on terminal book value multiples ranging from 0.60x to 0.80x and terminal LTM net operating income multiples ranging from 12.0x to 16.0x. The present values per share were calculated as of August 22, 2012. This analysis resulted in a range of implied present values per share of SeaBright common stock of $8.23 to $11.82.

Present Value Per Share(1)(2)
Terminal Book Value Per Share Multiple at December 31, 2014E
Discount Rate	0.60x	0.70x	0.80x
11.0%	$8.93	$10.34	$11.76
12.0%	8.75	10.13	11.52
13.0%	8.57	9.93	11.28
14.0%	8.40	9.73	11.05
15.0%	8.23	9.53	10.83

Terminal LTM Net Operating Income Multiple at December 31, 2014E(3)
Discount Rate	12.0x	14.0x	16.0x
11.0%	$8.98	$10.40	$11.82
12.0%	8.79	10.19	11.58
13.0%	8.62	9.98	11.35
14.0%	8.44	9.78	11.12
15.0%	8.28	9.59	10.89

(1)	Using data from Ibbotson Associates, the cost of equity (i.e., discount rate) of an insurance company with a market capitalization of less than $423 million was calculated to be approximately 12.6% based on the sum of the risk free rate (10-year US Treasury yield) of 1.7%, the 60-year equity risk premium of 5.7%, the historical size premium for companies with a market capitalization of less than $423 million of 3.9% and the historical industry premium for insurance carriers of 1.3%.

(2) Results are discounted back to August 22, 2012.

(3) LTM Net Operating Income excludes net realized gains on investments.

* * *

Company Unaudited Prospective Financial Information (page 47-48)

The following information replaces the table on page 48 of the Proxy Statement to include the underlined text appearing below.

	2012(1)	2013	2014
	(Dollars in millions, except per share amounts)
Net earned premium	$239.9	$236.1	$261.4
Total loss & loss adjustment expense	$174.1	$167.6	$188.2
Net income(2)	$16.6	$14.8	$18.3
Net loss ratio	72.6%	71.0%	72.0%
Combined ratio	101.4%	99.9%	99.2%
Diluted earnings per share	$0.90	$0.79	$0.95
Operating return on average equity	2.9%	4.3%	5.1%
Stockholders’ equity(3)	$333.6	$349.3	$368.5
Tangible Stockholders’ Equity(3)	329.5	345.3	364.4

Basic shares outstanding	19,458,562	19,908,562	20,358,562

(1)	The unaudited prospective financial information reflects expected repurchase of 3,000,000 shares at $10.00 per share by the end of 2012.
(2)	Net income includes net realized gains on investments, which are forecast to be $10.1 million in 2012, $0 in 2013 and $0 in 2014.
(3)	Includes impact of forecast quarterly dividend of $0.05 per share.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on September 13, 2012 and mailed it to the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents by going to the Company’s Investors website page at www.sbxhi.com/investors.html or by sending a written request to SeaBright Holdings, Inc., Attn: Investor Relations, 1501 4th Avenue, Suite 2600, Seattle, Washington 98101, or by calling Investor Relations at (206) 269-8500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 12, 2012 and March 5, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction and any direct or indirect interests of the Company’s executive officers and directors in the merger is contained in the definitive proxy statement that the Company filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
Name:	John G. Pasqualetto
Title:	Chairman, President and Chief Executive Officer

Date: November 5, 2012